STOCK PURCHASE AGREEMENT

between

FORTUNE INDUSTRIES, INC.

AND

FORTUNE INDUSTRIES II, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into effective as of the 30th day of November 2008 (“Effective Date”) by and among Fortune Industries, Inc. (“the Seller”) and Fortune Industries II, Inc. ("the Buyer").

BACKGROUND

James H Drew Corporation, Nor-Cote International, Inc. and Fortune Wireless, Inc. (the “Companies”) are currently subsidiaries of the Seller.

The parties hereto desire to provide for the acquisition by the Buyer of the Companies through the sale by the Seller to the Buyer of all the outstanding shares of capital stock of the Companies, which are owned beneficially and of record by the Seller, all on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. ACQUISITION OF SHARES.

1.1         Sale and Purchase of Shares of the Companies.  Subject to the terms and conditions of this Agreement, at the Closing (as herein defined), the Seller shall sell, transfer and deliver to the Buyer 660 shares of the common stock, no par value, of the James H Drew Corporation, 100 shares of the common stock, no par value, of Nor-Cote International, Inc. and 100 shares of the common stock, no par value, of Fortune Wireless, Inc. constituting all of the outstanding shares of the Companies’ capital stock (the “Shares”), and the Buyer shall purchase the Shares for the consideration set forth in Section 1.2.

1.2         Purchase Price.  Subject to the adjustment described in Section 1.3, the purchase price (the “Purchase Price”) for the Shares shall be Thirteen Million and 00/100 Dollars ($13,000,000.00).  The Seller, the Buyer, Carter Fortune and John Fisbeck (pursuant to the Consent to Setoff attached as Exhibit 1.2(a)) agreed that Nine Million Five Hundred Thousand and 00/100 Dollars ($9,500,000.00) of the Purchase Price will be paid as an offset against part of the Ten Million and 00/100 Dollar ($10,000,000.00) principal payment to be made effective the Effective Date by the Seller to Carter Fortune.  The $10,000,000.00 principal payment to be made is a payment on the Term Loan Note between the Seller and Carter Fortune dated May 30, 2008.  The balance of the Purchase Price ($3,500,000.00) shall be paid pursuant to the terms of a Promissory Note, a copy of which is attached as Exhibit 1.2(b).  As additional consideration, the Buyer shall cause Carter Fortune and John Fisbeck to execute and deliver to the Seller the Debt Payment and Stock Conversion Agreement, a copy of which is attached as Exhibit 1.2(c).

1.3         Purchase Price Adjustment.  As of the Effective Date, the Companies and Commercial Solutions, Inc. (collectively, the “Acquired Companies”) must have a total net worth (total assets minus total liabilities) determined in accordance with United States generally accepted accounting principles, consistent with past practice in an amount equal to Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00).  If the Acquired Companies have a total net worth in excess of Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00), the Purchase Price shall be increased dollar-for-dollar in the amount of the excess.  If the Acquired Companies have a total net worth that is less than Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00), the Purchase Price shall be reduced dollar-for-dollar in the amount of the deficiency (collectively the “Purchase Price Adjustment”).

The Seller shall cause its outside accountants to review the Acquired Companies’ books and records as soon as reasonably possible following the Closing (as herein defined).  As part of the review, the outside accountants will calculate the Acquired Companies’ total net worth as of November 30, 2008 in accordance with United States generally accepted accounting principles in a manner consistent with those principles used by the Seller.  The outside accountants’ calculation of the Acquired Companies’ net worth shall be final and binding upon the parties unless the Buyer objects to such calculation within fifteen (15) days of the receipt thereof, in which case, the Buyer and the Seller shall follow the procedures described in Section 9.4 to resolve the disagreement.

Promptly upon the calculation of the Purchase Price Adjustment, the Seller and the Buyer shall cancel the original Promissory Note and the Buyer shall execute and deliver a new Promissory Note to the Seller.  The new Promissory Note shall contain all of the terms of the original Promissory Note except the principal amount shall be adjusted to reflect the Purchase Price Adjustment.

SECTION 2. REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER.

The Seller hereby represents and warrants to the Buyer as follows:

2.1         Organization and Good Standing.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

2.2         Power and Authorization.  The Seller has full capacity, legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (collectively "the Seller Transaction Documents") required to be executed and delivered by it prior to or at the Closing. The execution, delivery and performance by the Seller of the Seller Transaction Documents have been duly authorized by all necessary corporate action.  The Seller Transaction Documents have been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditor's rights in general, and except that the enforceability of the Seller Transaction Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and of public policy.  When executed and delivered as contemplated herein, and assuming enforceability thereof against all other parties, each of the Seller Transaction Documents shall constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditor's rights in general, and except that the enforceability of the Seller Transaction Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and of public policy.

2.3         No Conflicts.

(a)         The execution, delivery and performance of this Agreement and the Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

(i)        violate or conflict with the Articles of Incorporation or Bylaws of the Seller or any law binding upon the Seller;

(ii)             violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which the Seller is a party or by which it or any of its assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to the Seller or any of its assets, including, without limitation, any of the Shares;

(iii)             result in, require or permit the creation or imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature upon or with respect to the Shares; or

(iv)             violate any resolution adopted by the board of directors or stockholders of the Seller.

(b)          Each consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by the Seller in connection with the execution, delivery and performance of the Seller Transaction Documents which are to be obtained or made in order for transfer of the Shares to be effective as contemplated herein, has been obtained or made, or will be obtained or made prior to the Closing.

(c)         There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of the Seller, threatened, that question any of the transactions contemplated by, or the validity of the Seller Transaction Documents or which, if adversely determined, would materially interfere with the Seller’s ability to enter into or perform its obligations under the Seller Transaction Documents.  The Seller has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

2.4         Ownership of the Shares.  The Seller owns the Shares beneficially and of record, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance.  There are no shareholder or other agreements affecting the right of the Seller to convey the Shares to the Buyer or any other right of the Seller with respect to the Shares, and the Seller has the right, authority, power and capacity to sell, assign and transfer the Shares to the Buyer free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance (except for restrictions imposed generally by applicable securities laws).  Upon delivery to the Buyer of the certificates for the Shares at the Closing, the Seller will transfer good, valid and marketable title to the Shares, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance.

2.5         Brokers.  No person acting on behalf of the Seller or under the authority of the Seller is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

2.6         Full Disclosure.  All documents and other papers (or copies thereof) delivered by or on behalf of the Seller in connection with the transactions contemplated by this Agreement are in the same form as maintained by the Seller, without alteration and are accurate and complete as to items in the custody of the Seller.

SECTION 3. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES

The Seller hereby represents and warrants to the Buyer as follows:

3.1         Organization and Good Standing.  Each of the Companies are corporations duly organized and validly existing and in good standing under the laws of the State of Indiana and have all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all of its obligations under each agreement and instrument by which it is bound.

3.2         No Conflicts.

(a)           The execution, delivery and performance of the Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

(i)       violate or conflict with the Articles of Incorporation or Bylaws of any of the Companies or any law binding upon any of the Companies;

(ii)             violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which any of the Companies is a party or by which it or its assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to any of the Companies or any of its assets;

(iii)             result in, require or permit the creation or imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature upon or with respect to the Shares or, upon or with respect to any of the Companies or any of the Companies' assets; or

(iv)             violate any resolution adopted by the board of directors or stockholders of the Company.

(b)           Each consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by each of the Companies in connection with the execution, delivery and performance of the Seller Transaction Documents has been obtained or made, or will be obtained or made prior to the Closing.

(c)           There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of the Seller, threatened that question any of the transactions contemplated by, or the validity of, the Seller Transaction Documents or which, if adversely determined, would materially interfere with the Companies' ability to enter into or perform its obligations under the Seller Transaction Documents.  None of the Companies have received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

3.3         Capitalization.  Schedule 3.3 fully and accurately describes the authorized, issued and outstanding capital stock and other securities of each of the Companies.  No person has any preemptive or other right with respect to any such equity interests or other securities.  There are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of any of the Companies (including, without limitation, the Shares) or obligating any of the Companies or any other person to purchase or redeem any such equity interests or other securities.  The Shares constitute all of the issued and outstanding shares of capital stock of each of the Companies and have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and have been issued in compliance with applicable securities and other laws.

3.4         Investments and Subsidiaries.  Except as described on Schedule 3.4, the business of each of the Companies is and has been conducted solely by and through each of the Companies and no other person.  Except as described on Schedule 3.4, the Companies do not directly or indirectly own, control or have any investment or other interest in any corporation, partnership, joint venture, business trust or other entity.

3.5         Due To and Due From.  The Seller and the Buyer agree, as of the Effective Date, that (i) none of the Companies have any amount due to or due from the Seller; and (ii) the Seller does not have any amount due to or due from any of the Companies.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Seller as follows:

4.1           Organization and Good Standing.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

4.2           Power and Authorization.  The Buyer has full capacity, legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (collectively "the Buyer Transaction Documents") required to be executed and delivered by it prior to or at the Closing.  The execution, delivery and performance by the Buyer of this Agreement and the Buyer Transaction Documents have been duly authorized by all necessary corporate action.  The Buyer Transaction Documents have been duly and validly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditor’s rights in general, and except that the enforceability of the Buyer Transaction Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and of public policy.  When executed and delivered as contemplated herein, and assuming enforceability thereof against all other parties, each of the Buyer Transaction Documents shall constitute the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditor’s rights in general, and except that the enforceability of the Buyer Transaction Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and of public policy.

4.3           No Conflicts.

(a)         The execution, delivery and performance of the Buyer Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

(i)         violate or conflict with the Buyer’s Articles of Incorporation or Bylaws of the Buyer or any law binding upon the Buyer;

(ii)         violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which the Buyer is a party or by which it or its assets are bound, or give to others any right (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to the Buyer, or any of its assets; or

(iii)           violate any resolution adopted by the board of directors or stockholders of the Buyer.

(b)         Each consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by the Buyer in connection with the execution, delivery and performance of the Buyer Transaction Documents has been obtained or made, or will be obtained or made prior to the Closing.

(c)         There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of the Buyer, threatened, that question any of the transactions contemplated by, or the validity of the Buyer Transaction Documents or which, if adversely determined, would materially interfere with the Buyer’s ability to enter into or perform its obligations under the Buyer Transaction Documents.  The Buyer has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

4.4           Brokers.  No person acting on behalf of the Buyer or under the authority of any of the foregoing is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

4.5           Full Disclosure.  All documents and other papers (or copies thereof) delivered by or on behalf of the Buyer in connection with the transactions contemplated by this Agreement are in the same form as maintained by the Buyer, without alteration, and are accurate and complete as to items in the custody of the Buyer.

SECTION 5. CLOSING.

5.1           Time and Place of Closing.  The closing of the sale of the Shares (the "Closing") pursuant to this Agreement shall take place on December ___, 2008, at the offices of Drewry Simmons Vornehm, LLP, 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240, commencing at 10:00 a.m. local time or at such other date, time or place as may be agreed to by the Buyer and the Seller (the "Closing Date").   The Closing shall be effective on the Effective Date.

5.2           Deliveries at the Closing.  At the Closing, in addition to the other actions contemplated elsewhere herein:

(a)           the Seller shall deliver, or shall cause to be delivered, to the Buyer the following:

(i)          certificates representing all of the Shares, duly endorsed for transfer or with stock powers affixed thereto, executed in blank in proper form for transfer;

(ii)          a copy of the resolutions of the Board of Directors of the Seller authorizing the execution, delivery and performance by the Seller of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing by the Secretary or an Assistant Secretary of the Seller; and

(iii)          such other documents and instruments as the Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

(b)           the Buyer shall deliver, or shall cause to be delivered, to the Seller the items described below:

(i)          an executed copy of the Consent to Setoff attached hereto as Exhibit 1.2(a);

(ii)          an executed copy of the Debt Payment and Stock Conversion Agreement attached hereto as Exhibit 1.2(b);

(iii)          an executed copy of the Promissory Note attached hereto as Exhibit 1.2(c);

(iv)          a copy of the resolutions of the Board of Directors of the Buyer authorizing the execution, delivery and performance by the Buyer of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing by the Secretary or an Assistant Secretary of the Buyer; and

(v)          such other documents and instruments as the Seller may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

SECTION 6. CONFIDENTIAL INFORMATION.

For purposes of this Agreement, "Confidential Information" shall be deemed to include all information and materials with respect to the Companies, including, but not limited to, all proprietary information, specifications, models, diagrams, flow charts, videotapes, audio tapes, forms, data structures, graphics, other original works of authorship, product plans, technologies, formulas, trade secrets, trade names or proposed trade names, knowhow, ideas, marketing materials, lists of potential or actual customers, contracts, pricing information, financial information, business plans and strategies, and other financial and intellectual property with respect to the Companies.

Except as authorized in writing by the Buyer, the Seller shall not disclose, communicate, publish or use for the benefit of itself or any third party any Confidential Information received, acquired, or obtained with respect to the Companies.  The Seller also agrees that:  a) the Confidential Information will be held in confidence by the Seller using the same degree of care, but no less than a reasonable degree of care, as the Seller uses to protect its own confidential information of a like nature; b) it will take such steps as may be reasonably necessary to prevent disclosure of the Confidential Information to others; and c) in the event the Seller is legally required to disclose any portion of the Confidential Information, the Seller shall promptly notify the Buyer so that the Buyer may take steps to protect its Confidential Information.

The obligations of this Section 6 shall terminate with respect to any particular portion of Confidential Information which:  a) is in the public domain; b) entered the public domain through no fault of the Seller; or c) was rightfully communicated by a third party to the Seller free of any obligation of confidence.

In no event shall the Seller be deemed by virtue hereof to have acquired any right or interest in or to the Confidential Information.  The Seller agrees that for a period of five (5) years following the date of this Agreement, it will use its best efforts to maintain the confidentiality of the Confidential Information.

SECTION 7. INDEMNIFICATION

7.1           Indemnification by the Seller.  Subject to Section 7.5, the Seller shall indemnify and hold the Buyer and its officers, directors and shareholders harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, penalties and reasonable attorneys’ fees and disbursements ("Damages"), which the Buyer or any such indemnitee may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of the Seller made in or pursuant to this Agreement or any Transaction Document; or (b) any breach or nonfulfillment of any covenant or obligation of the Seller contained in this Agreement or any Transaction Document.

7.2           Indemnification by the Buyer.  The Buyer shall indemnify and hold the Seller and its successors, heirs and assigns harmless against and in respect of any and all Damages which the Seller or any such indemnitee may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of the Buyer made in or pursuant to this Agreement or any Transaction Document; or (b) any breach or nonfulfillment of any covenant or obligation of the Buyer contained in this Agreement or any Transaction Document.

7.3           Inter-Party Claims.  Any party seeking indemnification pursuant to this Section (the "Indemnified Party") shall promptly notify in writing the other party or parties from whom such indemnification is sought (the "Indemnifying Party") of the Indemnified Party’s assertion of such claim for indemnification, specifying the basis of such claim.  The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party related thereto.

7.4           Third Party Claims.

(a)           Each Indemnified Party shall promptly notify the Indemnifying Party of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section relates.  The Indemnifying Party shall have the right, upon notice to the Indemnified Party within twenty (20) business days after the receipt of any such notice, to undertake the defense of such claim with counsel reasonably acceptable to the Indemnified Party, or, with the consent of the Indemnified Party (which consent shall not unreasonably be withheld), to settle or compromise such claim.  The failure of the Indemnifying Party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnifying Party’s rights under this Section 7.4(a) and shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim.

(b)           The election by the Indemnifying Party, pursuant to Section 7.4(a), to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

(c)           Except as expressly provided herein, the Seller shall have no rights, hereunder or otherwise, to indemnification or contribution from the Companies with respect to any matter arising prior to the date of this Agreement, including, without limitation, any inaccuracy in or breach of any representation or warranty of the Companies made in or pursuant to this Agreement or any Transaction Document, or any breach or nonfulfillment of any covenant or obligation of the Companies contained in this Agreement or any Transaction Document, and the Seller hereby irrevocably releases the Companies from any liability for any such claim.

(d)           The indemnification obligations of the parties contained herein are not intended to waive or preclude any other claims, rights or remedies which may exist at law (whether statutory or otherwise) or in equity with respect to the matters covered by the indemnifications.

7.5           Limitations and Requirements. Seller shall have no obligation to indemnify the Companies or the Buyer or any other indemnitee hereunder against Damages pursuant to Section 7.1 of this Agreement in excess of the Purchase Price.

SECTION 8. TAX RETURNS

The Buyer and the Seller shall cooperate fully, as and to the extent required by any other party, in connection with the preparation and filing of any Short-Year Tax Returns and in connection with any audit, litigation or other proceeding with respect to the Short-Year Tax Returns.

SECTION 9. MISCELLANEOUS.

9.1           Survival of Representations and Warranties.  The representations and warranties made by the parties in this Agreement and in the certificates, documents and schedules delivered pursuant hereto shall survive the consummation of the transactions herein contemplated.

9.2           Further Assurances.  Each party hereto shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition of the ownership of the Companies to the Buyer.

9.3           Assignment and Benefit.

(a)           The Buyer may assign this Agreement in whole or in part to any subsidiary or to any person which becomes a successor in interest (by purchase of assets or membership interests, or by merger, or otherwise) to the Buyer; provided, however, that, notwithstanding any such assignment, the Buyer shall remain liable for its obligations hereunder.  The Seller shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of the Buyer.  Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

(b)           This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other person or entity.

9.4           Arbitration.

(a)           All disputes arising out of or relating to the Seller Transaction Documents or the Buyer Transaction Documents which cannot be settled by the parties shall promptly be submitted to and determined by binding arbitration in Indianapolis, Indiana by three (3) arbitrators (one selected by the Seller, one selected by the Buyer and one selected by the two previously selected arbitrators), in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that the demand for arbitration is given; provided that nothing herein shall preclude either party from seeking, in any court of competent jurisdiction, injunctive relief or other equitable remedies in the case of any breach or threatened breach by the Seller of Section 6 hereof.  The decision of the arbitrators shall be final and binding upon the parties and judgment upon such decision may be entered in any court of competent jurisdiction; provided, however, that errors of law may be appealed to a court of competent jurisdiction for review.

(b)           Any demand for arbitration shall include detail sufficient to establish the nature of the dispute (including claims asserted and the material issues with respect thereto) and shall be delivered to the other party concurrently with delivery to AAA.  Discovery shall be allowed pursuant to the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

(c)           The arbitrators' decision shall be in writing, and shall describe in detail the legal reasoning adopted by the arbitrator in support of the decision.  In rendering a decision, the arbitrators shall follow the substantive law of the State of Indiana, and shall not use equitable or other principles which would permit the arbitrators to ignore the Seller Transaction Documents or the Buyer Transaction Documents or the law of the State of Indiana.  Any award by the arbitrators shall be subject to all dollar and other limitations set forth in this Agreement.  The arbitrators shall have no authority to award treble, exemplary or punitive damages of any type under any circumstances.

9.5           Amendment, Modification and Waiver.  The parties may amend or modify this Agreement in any respect.  Any such amendment, modification, extension or waiver shall be in writing and signed by all parties hereto.  The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

9.6           Governing Law.  This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of Indiana (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.  Nothing contained herein or in the Seller Transaction Documents or the Buyer Transaction Documents shall prevent or delay any party from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by any other party of any of its obligations hereunder.

9.7           Section Headings and Defined Terms.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.  The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter.  Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

9.8           Severability.  The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

9.9           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument.

9.10           Entire Agreement.  This Agreement, together with the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the purchase and sale of the Shares and supersede all prior agreements and understandings.  The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Shares, it being understood and agreed that neither the Buyer or the Seller shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.

9.11           Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.  Any information disclosed in any Schedule shall be deemed disclosed in all other applicable Schedules, even though not expressly set forth in such other Schedules, provided that it is reasonably apparent that such disclosure is applicable to the other Schedules.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, effective as of the date first above written.

FORTUNE INDUSTRIES, INC.

By:	/s/ John F. Fisbeck

FORTUNE INDUSTRIES II, INC.

By:	/s/ Carter M. Fortune

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT BY AND BETWEEN FORTUNE INDUSTRIES, INC. AND FORTUNE INDUSTRIES II, INC.]

FORTUNE INDUSTRIES, INC. AND FORTUNE INDUSTRIES II, INC.

SCHEDULE 3.3 - CAPITALIZATION

Company	Number of Authorized Shares	Number of Issued/Outstanding Shares

James H. Drew Corporation	1,000	660
Nor-Cote International, Inc.	1,000	100
Fortune Wireless, Inc.	1,000	100

FORTUNE INDUSTRIES, INC. AND FORTUNE INDUSTRIES II, INC.

SCHEDULE 3.4 – INVESTMENTS AND SUBSIDIARIES

Company	Subsidiaries

James H. Drew Corporation	Tennessee Guardrail, Inc. Cornerstone Wireless ConstructionServices, Inc.
Nor-Cote International, Inc.	Nor-Cote International Limited (f/k/aNor-Cote [UK] Limited) Nor-Cote International (Mexico), Inc. Nor-Cote International Pte Ltd Nor-Cote (Malaysia) Sdn Bhd
Fortune Wireless, Inc.	Magtech Services, Inc.